Exhibit 99.1

Mannatech Announces Dividend

Coppell, TX March 14, 2006—Mannatech, Incorporated (NASDAQ – MTEX) today announced that on Monday, March 13, 2006 its Board of Directors declared a dividend of $0.08 per common share, payable on Monday, April 17, 2006 to shareholders of record as of Friday, March 31, 2006. The dividend reflects the continued growth of Mannatech, as well as its commitment to encourage long-term investment in its common stock.

Sam Caster, Chairman and C.E.O of Mannatech, said, “We are pleased to again reward our shareholders for their ownership positions in our company. Our financial results have set new records, and we intend to continue to employ our cash flow in the best interests of all our investors.”

About Mannatech

Based in Coppell, Texas, Mannatech, Incorporated is a wellness solutions provider that develops innovative, high-quality, proprietary nutritional supplements, topical products and weight management products, which are sold through a global network-marketing system operating throughout the United States and the international markets of Canada, Australia, the United Kingdom, Japan, New Zealand, the Republic of Korea, Taiwan, and Denmark.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “believes,” “estimates,” “projects”,” well positioned,” “feels,” and “plans” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that its expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions its readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Contact Information:

Steve Fenstermacher, CFO

Investor Relations

972-471-6512

ir@mannatech.com